CUSTODIAN AGREEMENT
                      -------------------


      THIS  AGREEMENT made as of the 15th day of  January,  1986,

between  NICHOLAS  INCOME  FUND,  INC.,  a  Maryland  corporation

(hereinafter  called the "Fund"), and THE FIRST  WISCONSIN  TRUST

COMPANY,   a   Wisconsin  corporation  (hereinafter  called   the

"Custodian"),





                      W I T N E S S E T H:



     WHEREAS, the Fund desires that its securities and cash shall be  hereafter held and administered by the Custodian pursuant  to the  terms  of  this  Agreement and that  the  Custodian  act  as dividend  disbursing and transfer agent for its Common Stock  and the  Custodian desires to hold and administer such securities and cash and to act as such dividend disbursing and transfer agent.



      NOW,  THEREFORE, in consideration of the mutual  agreements herein made, the Fund and the Custodian agree as follows:



Sec. 1.    Appointment and Acceptance of Custodian.
           ---------------------------------------

           The Fund hereby constitutes and appoints the Custodian

as  custodian  of  all  of its securities and  cash  and  as  its dividend  disbursing and transfer agent and the Custodian  hereby accepts such appointments.  The Fund will promptly deliver to the

Custodian  all securities and cash now owned by it and  hereafter from time to time conveyed into its possession.


Sec. 2.    Definitions: Names, Titles and Signatures of Fund's
           ---------------------------------------------------
           Officers.
           --------

           The  word "securities" as used herein includes stocks,

shares,  bonds, debentures, notes, mortgages or other obligations and  any  certificates, receipts, warrants or  other  instruments representing  rights to receive, purchase or  subscribe  for  the same, or evidencing or representing any other rights or interests therein or in any property or assets.

           The words "officers' certificate" shall mean a request

or  direction or certification in writing signed in the  name  of the  Fund  by either any two of the President, a Vice  President,

the  Secretary and the Treasurer of the Fund, or any one  of  the

foregoing officers and one of the Fund's directors or the  Fund's counsel.

           The  President  or  Vice President  and  Secretary  or

Assistant Secretary of the Fund will certify to the Custodian the names  and  signatures of those persons authorized  to  sign  the officers' certificates described in this Section 2, and the names of  the  members  of  the Board of Directors, together  with  any changes which may occur from time to time.



Sec. 3.    Receipt and Disbursement of Money.
           ---------------------------------

           A.   The Custodian shall hold in a separate account or

accounts,  and physically segregated at all times from  those  of any  other  persons,  firms  or  corporations,  pursuant  to  the provisions hereof, in the name of the Fund subject only to  draft or  order by the Custodian acting pursuant to the terms  of  this

Agreement, all cash received by it from or for the account of the

Fund.  The Custodian shall credit to such account or accounts  of the  Fund  all cash received by it for the account of  the  Fund,

allocated into such principal and interest accounts as  the  Fund shall direct.  Upon receipt of an officers' certificate from  the

Fund,  the Custodian may open and maintain an additional  account or  accounts  in such other banks or trust companies  as  may  be designated in such officers' certificate, such accounts, however,

to  be in the name of the Custodian and subject only to its draft or order.

           The  Custodian shall make payments of cash to, or  for

the account of, the Fund from such cash only:

           (a)   for the purchase of securities for the portfolio

     of  the  Fund  upon the delivery of such securities  to  the

     Custodian,  registered in the name of the  Fund  or  of  the nominee of the Custodian referred to in Sec. 7 hereof or  in proper form for transfer;

            (b)   for  payment  of  interest,  dividends,  taxes,

     management   or  supervisory  fees  or  operating   expenses

     (including,  without  limitation thereto,  fees  for  legal,

     accounting,  auditing, custodian, dividend disbursement  and transfer agent services);

           (c)   for  payments in connection with the  conversion

     exchange  or surrender of securities owned or subscribed  to by the Fund held by or to be delivered to the Custodian; or

          (d)  for other proper corporate purposes.

           Except  as  provided  below, before  making  any  such

payment the Custodian shall receive (and may rely upon) either an officers' certificate requesting such payment and stating that it is  for a purpose permitted under the terms of items (a), (b)  or

(c)  of  this  subsection  A, or, in  respect  of  item  (d),  an officers' certificate and a certified copy of a resolution of the

Board of Directors signed by an officer of the Fund and certified by  its Secretary or an Assistant Secretary specifying the amount of  such payment setting forth the purpose for which such payment is  to  be  made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

            An   officers'  certificate  need  not  precede   the

disbursement of cash for the purpose of purchasing a money market instrument  if  any  one  of  the  Fund's  officers  issues  oral instructions  to  the  Custodian  and  an  appropriate  officers'

certificate is received by the Custodian within two (2)  business days thereafter.

           B.   The Custodian is hereby authorized to endorse and

collect  all  checks, drafts or other orders for the  payment  of money received by the Custodian for the account of the Fund.



Sec. 4.    Receipt of Securities.
           ---------------------

           The  Custodian shall deposit and hold  in  a  separate

account, and physically segregated at all times from those of any other  persons, firms or corporations, pursuant to the provisions hereof, all securities received by it from and for the account of

the  Fund.   The  Custodian, by book entry  or  otherwise,  shall

identify as belonging to the Fund a quantity of securities  in  a fungible  bulk  of  securities registered  in  the  name  of  the

Custodian  or  its  nominee or shown in  Custodian's  book  entry system.  All such securities are to be held or disposed of by the

Custodian  for, and subject at all times to the instructions  of,

the  Fund pursuant to the terms of this Agreement.  The Custodian shall  have no power or authority to assign, hypothecate,  pledge or  otherwise  dispose  of any such securities  and  investments,

except  pursuant to the directive of the Fund and  only  for  the account of the Fund as set forth in Sec. 5 of this Agreement.



Sec. 5.    Transfer, Exchange, Redelivery, etc. of Securities.
           --------------------------------------------------

           The  Custodian  shall have sole power  to  release  or

deliver  any securities of the Fund held by it pursuant  to  this

Agreement.  The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

           (a)   for sales of such securities for the account  of

     the Fund upon receipt by the Custodian of payment therefor;

           (b)   when  such  securities are called,  redeemed  or

     retired or otherwise become payable;

           (c)   for  examination by any broker selling any  such

     securities in accordance with "street delivery" customs;

           (d)   in  exchange for or upon conversion  into  other

     securities  alone  or  other  securities  and  cash  whether pursuant  to  any plan of liquidation, refinancing,  merger,

     consolidation,    reorganization,    recapitalization     or

     readjustment, or otherwise;

           (e)   upon  conversion of such securities pursuant  to

     their terms into other securities;

           (f)   upon exercise or subscription, purchase or other

     similar rights represented by such securities;

           (g)   for  the purpose of redeeming in kind shares  of

     capital  stock  of  the Fund upon delivery  thereof  to  the

     Custodian; or

          (h)  for other proper corporate purposes.

As to any deliveries made by the Custodian pursuant to items (b),

(d),  (e)  and  (f),  securities or cash receivable  in  exchange

therefor  shall be deliverable to the Custodian.   Before  making

any  such  transfer,  exchange or delivery, the  Custodian  shall receive  (and  may  rely  upon) either an  officers'  certificate requesting  such transfer, exchange or delivery and stating  that it  is for a purpose permitted under the terms of items (a), (b),

(c),  (d), (e), (f) or (g) of this Sec. 5 or, in respect of  item

(h),  an  officers'  certificate  and  a  certified  copy  of   a

resolution of the Board of Directors signed by an officer of  the

Fund  and  certified  by its Secretary or an Assistant  Secretary

specifying  the  securities  to  be  transferred,  exchanged   or

delivered,  setting  forth the purpose for which  such  transfer,

exchange or delivery is to be made, declaring such purpose to  be a  proper  corporate purpose and naming the person or persons  to whom such transfer, exchange or delivery of such securities is to be made.



Sec. 6.    Custodian's Acts Without Instructions.
           -------------------------------------

           Unless  and until the Custodian receives an  officers'

certificate to the contrary, the Custodian shall:

           (a)   present for payment all coupons and other  items

     held  by  it  for  the account of the Fund  which  call  for payment upon presentation and hold the cash received  by  it upon such payment for the account of the Fund;

           (b)  collect all income, profits, earnings, dividends,

     rights,  interest and other distributions  and  collect  all payments  on account of principal of securities  sold,  due,

     exchanged or called for redemption;

           (c)   hold  for the account of the Fund hereunder  all

     stock dividends, rights and similar securities;

           (d)   surrender  securities  in  temporary  form   for

     definitive securities;

           (e)   execute  as  agent on behalf  of  the  Fund  all

     necessary  ownership certificates required by  the  Internal

     Revenue  Code  or the Income Tax Regulations of  the  United

     States  Treasury Department or under the laws of  any  State now  or  hereafter in effect, inserting the Fund's  name  on such  certificates  as the owner of the  securities  covered thereby, to the extent it may lawfully do so; and

           (f)  perform the duties of transfer agent specified in

     Sec. 11 below.



Sec. 7.    Registration of Securities.
           --------------------------

           Except   as   otherwise  directed  by   an   officers'

certificate, the Custodian shall register all securities,  except such  as  are in bearer form, in the name of a registered nominee of  the Custodian as defined in the Internal Revenue Code and any

Regulations  of the Treasury Department issued thereunder  or  in any  provision  of any subsequent Federal tax law exempting  such transaction  from liability for stock transfer taxes,  and  shall execute and deliver all such certificates in connection therewith as  may be required by such laws or Regulations or under the laws of  any  State.  The Custodian shall use its best efforts to  the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

           The  Fund  shall  from time to  time  furnish  to  the

Custodian appropriate instruments to enable the Custodian to hold or  deliver  in proper form for transfer, or to register  in  the name  of its registered nominee, any securities which it may hold for  the  account of the Fund and which may from time to time  be registered in the name of the Fund.



Sec. 8.    Voting and Other Action.
           -----------------------

           Neither the Custodian nor any nominee of the Custodian

shall  vote  any of the securities held hereunder by or  for  the account  of  the Fund, except in accordance with the instructions

contained  in  an  officers' certificate.   The  Custodian  shall

deliver,  or cause to be executed and delivered to the Fund,  all notices, proxies and proxy soliciting materials with relation  to such  securities, such proxies to be executed by  the  registered holder  of such securities (if registered otherwise than  in  the name  of  the Fund), but without indicating the manner  in  which such proxies are to be voted.



Sec. 9.   Transfer Tax and Other Disbursements.
          ------------------------------------

          The Fund shall pay or reimburse the Custodian from time

to  time  for  any  transfer  taxes  payable  upon  transfers  of securities made hereunder and for all other necessary and  proper disbursements and expenses made or incurred by the  Custodian  in the performance of this Agreement.

            The   Custodian  shall  execute  and   deliver   such

certificates in connection with securities delivered to it or  by it  under  this Agreement as may be required under the provisions of  the Internal Revenue Code and any Regulations of the Treasury

Department issued thereunder or under the laws of any  State,  to exempt  from taxation any exemptible transfers and/or  deliveries of any such securities.



Sec. 10.   Dividend Disbursing Agent.
           -------------------------

           The  Custodian shall act as dividend disbursing  agent

for the Fund and shall, in paying dividends or distributions, act upon  an officers' certificate indicating the date of declaration of  such  dividend or distribution, the date of payment  thereof,

the  record  date  as of which shareholders entitled  to  payment shall  be  determined,  the  amount  per  share  of  cash  and/or securities  payable  or  distributable  as  dividends,  that  the appropriate  action had been taken pursuant to  the  Articles  of

Incorporation and By-Laws of the Fund authorizing the payment  of

said   dividend  and  such  other  matters  as  may   be   deemed

appropriate.



Sec. 11.   Transfer Agent.
           --------------

           The Custodian shall act as transfer agent for the Fund.

           A.    In    connection   therewith  it   shall   issue

certificates    or   confirmations   evidencing    or    stating,

respectively, shares of Common Stock of the Fund upon receipt  of a  request to purchase shares from investors and payment for such shares  based upon the net asset value of the Fund's  shares  for such day, all as specified as to form and procedure in the Fund's prospectus current at the time.

           B.    In  connection therewith, it shall disburse  the

cash  proceeds  to  those  shareholders of  the  Fund  requesting redemption of their shares (or portions thereof) at the net asset value of the Fund, upon receipt of a redemption request in proper form  as  provided  in  the  Fund's  current  prospectus  or,  if certificates  representing  the shares  of  the  Fund  have  been issued,  upon receipt of such certificates properly endorsed  for transfer  as  provided in the Fund's prospectus  current  at  the time.

           C.   The Custodian may rely upon an oral communication

from   one  of  the  persons  authorized  to  sign  an  officers'

certificate  on  behalf of the  Fund or from  an  employee(s)  of

Nicholas  Company, Inc., designated in writing by an  officer  of the Fund, with respect to the daily net asset value of a share of common stock of the Fund.



Sec. 12.   Concerning Custodian.
           --------------------

           The  Custodian shall be paid as compensation  for  its

services pursuant to this Agreement such compensation as may from time  to  time be agreed upon in writing between the two parties.

Until  modified in writing between the Custodian  and  the  Fund,

such compensation shall be as set forth in Exhibit A hereto.

           The Custodian shall not be liable for any action taken

in  good faith upon any certificate herein described or certified copy of any resolution of the Board of Directors, and may rely on the  genuineness of any such document which it may in good  faith believe to have been validly executed.

           The  Fund  agrees to indemnify and hold  harmless  the

Custodian  and  its  nominee from all taxes,  charges,  expenses,

assessments,  claims  and  liabilities (including  counsel  fees)

incurred or assessed against it or its nominee in connection with the  performance of this Agreement, except such as may arise from its  or its nominee's own negligent action, negligent failure  to act or willful misconduct.  The Custodian is authorized to charge any  account  of the Fund for such items.  In the  event  of  any advance  of cash for any purpose made by the Custodian  resulting from orders or instructions of the Fund or in the event than  the

Custodian  or its nominee shall incur or be assessed  any  taxes,

charges,   expenses,  assessments,  claims  or   liabilities   in

connection with the performance of this Agreement, except such as may  arise  from  its  or  its nominee's  own  negligent  action,

negligent  failure to act or willful misconduct, any property  at any  time  held  for  the account of the Fund shall  be  security therefor.



Sec. 13.   Reports by Custodian.
           --------------------

           The Custodian shall furnish the Fund with the following

written reports or advices:

           (a)   daily  advices  or  confirmations  showing   all

     securities  purchased  and prices paid therefor,  securities sold and prices received therefor and all other transactions affecting securities held for the account of the Fund;

           (b)   daily statements setting forth a summary of  all

     transactions  made or which took place with respect  to  the account of the Fund;

           (c)  at the close of each quarter of the Fund's fiscal

     year,  a list showing cost of the securities held by it  for the  Fund hereunder, certified by a duly authorized  officer of the Custodian;

           (d)   promptly,  all  reports  it  receives  from  the

     appropriate Federal Reserve Bank or clearing agency  on  its respective system of internal accounting control; and

           (e)  all reports reasonably requested by the Fund from

     time to time relating to the Custodian's or its agent's  own system of internal accounting control.

           The  books and records of the Custodian pertaining  to

its  actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Fund.



Sec. 14.   Use of Central Depository.
           -------------------------

           Nothing herein shall be deemed to prevent the  use  by

Custodian  of  a central securities clearing house or  depository and  specifically  the provisions of Secs. 3A,  4  and  7  hereof

dealing   with   segregation  of  assets   and   securities   and

registration of securities in the name of the Custodian's nominee are inapplicable to the extent they are inconsistent with the use of  such central clearing house or depository; provided, however,

that  the  Custodian and the central clearing house or depository meet  all  applicable federal and state laws and  rules  and  the

Fund's  Board of Directors approve by resolution the use of  such central clearing house or depository.



Sec. 15.   Termination or Assignment.
           -------------------------

           This  Agreement may be terminated by the Fund,  or  by

Custodian, on sixty (60) days' notice, given in writing and  sent by  certified  mail  to Custodian at 777 East  Wisconsin  Avenue,

Milwaukee,  Wisconsin 53202 or to the Fund  at  700  North  Water

Street,  Milwaukee, Wisconsin 53202, as the  case  may  be.   The

notice  to  the Custodian shall be given pursuant to a resolution adopted  by the Board of Directors of the Fund.  Upon termination of  the  Agreement, the Custodian shall deliver to the  successor custodian  of  the  Fund  designated in a  certified  copy  of  a resolution of the Board of Directors of the Fund filed  with  the

Custodian  all cash, securities and related instruments  held  by

the  Custodian.   Any securities registered in the  name  of  the

Custodian  or its nominee shall be endorsed in form for transfer.

The  Fund  agrees to name such successor custodian  within  sixty

(60)  days  after  the  written notice  of  termination  of  this

Agreement is received or delivered by it.

          This Agreement may not be assigned by Custodian without

the  consent of the Fund, authorized or approved by a  resolution of its Board of Directors.

          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed and their respective corporate seals  to be  affixed  hereto as of the date first above written  by  their respective officers thereunto duly authorized.

           Executed in several counterparts, each of which is  an

original.

                              THE FIRST WISCONSIN TRUST COMPANY



                              By: /s/ James C. Tyler
                                  ------------------------------
                                  James C. Tyler
Attest:                           Vice President


/s/ Marvin R. Anderson
------------------------------
Marvin R. Anderson
First Vice President



     (Corporate Seal)

                              NICHOLAS INCOME FUND, INC.



                              By: /s/ Albert O. Nicholas
                                  ------------------------------
                                  Albert O. Nicholas, President


Attest:


/s/ Thomas J. Saeger
-----------------------------
Thomas J. Saeger, Vice
President and Secretary

FIRSTAR TRUST COMPANY

To:     Tom Saeger

From:   Jim Tyler

Date:   December 24, 1997

Re:     Nicholas Fund Fees For Calendar Years 1998 through 2000

TRANSFER AGENT FEES

                        Current
                        1997    1998    1999    2000
                        ----    ----    ----    ----
First 20,000           $13.40  $14.00  $14.20  $14.40
Next 40,000             12.65   13.25   13.45   13.65
Next 40,000             12.15   12.75   12.95   13.15
100,000 to 275,000      11.90   12.50   12.70   12.90
Over 275,000            10.00   10.60   10.80   11.00
Money Market Fund       14.40   15.00   15.20   15.40

Closed Accounts Billed @ $6.00 per account

CUSTODIAN FEES:

MARKET VALUE BASED FEE:

First 7 Billion: 1/2 Basis Point or (.00005)

Excess over 7 Billion: 4/10 Basis Point or (.00004)

TRANSACTION BASED FEES:

DTC/Fed Book Entry Transactions: The fees for the first 6,000 trades per year will be waived, we will charge $6.00 for these trades thereafter.

Physical Delivery trades will be charged @ $12.00 per trade.
There will be no fees for commercial paper or demand note transactions.